As filed with the Securities and Exchange Commission on October 12, 1999.
      	Registration No. 333-____

                        	SECURITIES AND EXCHANGE COMMISSION
                              	Washington, D.C. 20549

                                     	FORM S-8

                           	REGISTRATION STATEMENT UNDER
                            	THE SECURITIES ACT OF 1933

                                 	RUBY TUESDAY, INC.
                  	(Exact Name of Registrant as Specified in its Charter)

             	GEORGIA                                     63-0475239
       (State or Other Jurisdiction of	   		(I.R.S. Employer Identification No.)
       Incorporation or Organization)

                	150  WEST CHURCH AVENUE, MARYVILLE, TENNESSEE 37801
               	(Address of Principal Executive Offices)	 	(Zip Code)

                             	1996 STOCK INCENTIVE PLAN
                              (Full Title of the Plan)

                                Daniel T. Cronk, Esq.
                                 Ruby Tuesday, Inc.
                               150 West Church Avenue
                            	Maryville, Tennessee 37801

                      	(Name and Address of Agent for Service)

                                   	(423) 379-5700
            	(Telephone Number, Including Area Code, of Agent for Service)
                                      	Copy to:
                              	Gabriel Dumitrescu, Esq.
                       	Powell, Goldstein, Frazer & Murphy LLP
                             	191 Peachtree Street, N.E.
                                  	Sixteenth Floor
                               Atlanta, Georgia 30303

                          	CALCULATION OF REGISTRATION FEE
                                     Proposed   Proposed
Title of                             Maximum    Maximum
Securities         Amount            Offering   Aggregate      Amount of
to be              to be             Price Per  Offering       Registration
Registered         Registered        Share      Price          Fee
Common Stock,      3,000,000         $18.84(2)  $56,520,000(3) $15,713.00
$0.01 par value    shares(1)

(1) Representing shares of the Registrant's common stock, $.01 par value (the "Common Stock") that may be issued and sold by the Registrant in connection with the Registrant's 1996 Stock Incentive Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. Pursuant to separate Registration Statements on Forms S-8 (Reg. No. 33-56452, 333-03155 and 333-39231), the Registrant
previously registered 750,000 shares, 500,000 shares and 250,000 shares respectively, of Common Stock not included in the above figure subject to issuance under the Plan.
(2) The average of the high and low prices of the Registrant's Common Stock as reported by The New York Stock Exchange on October 11, 1999.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

Incorporation by reference of contents of Registration Statements on Forms S-8 (Reg. No. 33-56452, Reg. No. 333-03155 and Reg. No. 333-39231).

  	The contents of the Registration Statement on Form S-8 filed by the Registrant on December 24, 1992, as amended by the Post-Effective
Amendment No.1 to such Form S-8 filed by the Registrant on April 30, 1996 (Reg. No. 33-56452), the Registration Statement on Form S-8 filed by the Registrant on May 3, 1996 (Reg. No. 333-03155) and the Registration Statement on Form S-8 filed by the Registrant on October 31, 1997 (Reg.
No. 333-39231), relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.


Item 8.  Exhibits.

  	The following opinions and consents are filed with this Registration Statement.

 Exhibit
 Number                            Description

 5    Opinion of counsel with respect to the securities being registered.

 23.1 Consent of counsel (included in Exhibit 5).

 23.2 Consent of independent auditors.

 24   Power of Attorney (see signature pages to this Registration Statement).


                                	SIGNATURES


 	  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Maryville, Tennessee, on the 30th day of September, 1999.


                             RUBY TUESDAY, INC.


                          By:/s/ Samuel E. Beall, III
                             Samuel E. Beall, III
                             Chairman of the Board and
                             Chief Executive Officer


                              	POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel E. Beall, III and Daniel T. Cronk, and either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.


Signature                  Title                           Date


/s/ Samuel E. Beall, III   Chairman of the Board and       September 30, 1999
Samuel E. Beall, III       Chief Executive Officer
                           (Principal Executive Officer)

/s/ J. Russell Mothershed  Senior Vice President, Finance, September 30, 1999
J. Russell Mothershed      Chief Financial Officer,
                           Treasure and Assistant Secretary
                           (Principal Financial Officer)

/s/ J.B. McKinnon	         Director                        September 30, 1999
J. B. McKinnon

/s/ Dr. Donald Ratajczak   Director                        September 30, 1999
Dr. Donald Ratajczak

/s/ Dolph W. von Arx       Director                        September 30, 1999
Dolph W.von Arx

/s/ Claire Arnold          Director                        September 30, 1999
Claire L. Arnold

/s/ Dr. Benjamin F. Payton Director                        September 30, 1999
Dr. Benjamin F. Payton

/s/ Elizabeth L. Nichols   Director                        September 30, 1999
Elizabeth L. Nichols

/s/ James A. Haslam, III   Director                        September 30, 1999
James A. Haslam, III




                                  	EXHIBIT INDEX



    Exhibit                                                     Page
    Number                        Description                   Number

    5 Opinion of counsel with respect to the securities being registered.

    23.1  Consent of counsel (included in Exhibit 5).

    23.2  Consent of independent auditors.

    24 Power of Attorney (see signature pages to this Registration Statement).